UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 29, 2011 (June 29, 2011)

MEZABAY INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-30013
(Commission File Number Identification No.)

800 5thAvenue, Suite 4100
Seattle, Washington   98104
(Address of principal executive offices, including zip code)

(206) 447-1379
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On June 29, 2011, Shoon Hau Tsin resigned as our president, principal executive officer, and as a member of our board of directors.

On June 29, 2011, Muhamad Zakaria Bin Othman was appointed to our board of directors and as president, principal executive officer, secretary, treasurer, principal financial officer, and principal accounting officer.  From January 2010 to May 2011, Mr. Othman has been a marketing consultant employed by Complex Network Sdn Bhd, a trading house company incorporated in Malaysia.  He was employed by Mobile Wallet Sdn Bhd as a marketing agent from 2005 to 2009.  Since June 2011, Mr. Othman has been now employed by Gaeawave Sdn Bhd as a general manager.

During the past ten years, Mr. Bin Othman has not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	Engaging in any type of business practice; or

iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or

ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

On June 29, 2011, Tey Yong Qing resigned as our chief operating officer and as a member of our board of directors.

On June 29, 2011, Thum May Yin resigned as our principal financial officer, principal accounting officer and as a member of our board of directors.

On June 29, 2011, Fan Foo Min resigned as a member of our board of directors.

None of the foregoing resignations was because of a disagreement with us on any matter relating to our operations, policies or practices.

Currently, there are no material plans, contracts or arrangements to which Mr. Bin Othman is a party.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(b)           Exhibits

Exhibit	Document Description

10.1 10.2 10.3 10.4	Resignation of Shoon Hau Tsin Resignation of Tey Yong Qing Resignation of Thum May Yin Resignation of Fan Foo Min

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEZABAY INTERNATIONAL, INC.

Date: June 29, 2011	By:	MUHAMAD ZAKARIA BIN OTHMAN
Muhamad Zakaria Bin Othman Principal Executive Officer